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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Advanced Deposition Technologies, Inc.
Taunton, Massachusetts

     We hereby consent to the incorporation by reference in the registration statements of Advanced Deposition Technologies, Inc on Form S-8, dated December 11, 1996 (SEC file No. 333-17653), on Form S-8, dated April 24, 1997 (SEC file No. 333-25801), and on Form S-3, dated May 9, 1996 (SEC file No. 033-98400), of our report dated March 6, 1998, relating to the consolidated financial statements of Advanced Deposition Technologies, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

                                             /s/ BDO Seidman, LLP

                                             Boston, Massachusetts
                                             April 3, 1998